UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 15, 2009
Hiland Holdings GP, LP
(Exact name of registrant as specified in its charter)

DELAWARE	001-33018	76-0828238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
205 West Maple, Suite 1100
Enid, Oklahoma 73701
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (580) 242-6040
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-99.1

Item 8.01. Other Events
     On January 15, 2009, Hiland Holdings GP, LP (“Holdings”) and Hiland Partners, LP (“Hiland Partners” and together with Holdings, the “Hiland Companies”) announced that each of the Board of Directors of the respective general partners of the Hiland Companies has received a proposal from Harold Hamm to acquire all of the outstanding common units of each of the Hiland Companies that are not owned by Mr. Hamm, his affiliates or Hamm family trusts. Consummation of each transaction is conditioned upon consummation of the other. The proposals contemplate a merger of each Hiland Company with a separate new acquisition vehicle to be formed by Mr. Hamm and the Hamm family trusts. Under the terms proposed by Mr. Hamm, Hiland Partners unitholders would receive $9.50 in cash per common unit and Holdings unitholders would receive $3.20 in cash per common unit. Mr. Hamm is the Chairman of both Hiland Partners GP, LLC, the general partner of Hiland Partners, and Hiland Partners GP Holdings, LLC, the general partner of Hiland Holdings. In addition, Mr. Hamm, either individually or together with his affiliates or the Hamm family trusts, beneficially owns 100% of Hiland Partners GP Holdings, LLC and approximately 61% of the outstanding common units of Hiland Holdings GP, LP. Hiland Holdings GP, LP owns 100% of Hiland Partners GP, LLC and approximately 37% of the outstanding common units of Hiland Partners, LP.
     It is anticipated that the Conflicts Committee of the Board of Directors of Hiland Partners GP Holdings, LLC and the Conflicts Committee of the Board of Directors of Hiland Partners GP, LLC will consider the proposals. In reviewing the proposals, each Conflicts Committee will retain its own financial advisers and legal counsel to assist in its work. The Board of Directors of each of Hiland Partners GP Holdings, LLC and Hiland Partners GP, LLC cautioned that it has only received its respective proposal and that no decisions have been made by either Board of Directors or their respective Conflicts Committees with respect to a response to the proposals. There can be no assurance that any definitive offer will be made, that any agreement will be executed, or that any transaction will be approved or consummated.
     A copy of the press release announcing the Board of Directors’ receipt of the proposal is being filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release issued by Hiland Holdings GP, LP on January 15, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILAND HOLDINGS GP, LP

By:	Hiland Partners GP Holdings, LLC, its General Partner

By:	/s/ Matthew S. Harrison

Name: Matthew S. Harrison
Title: Chief Financial Officer, Vice President— Finance and Secretary
January 15, 2009